Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
      PCAOB REGISTERED


August 6, 2009

U. S. Securities and Exchange Commission
450 Fifth Street NW
Washington DC  20549

Re:   Wolfe Creek Mining, Inc.

Dear Sirs:

We were previously the principal auditors for Wolfe Creek Mining, Inc. and we reported on the financial statements of Wolfe Creek Mining, Inc. for the period from inception, June 26, 2007 to June 30, 2009. We have read Wolfe Creek Mining, Inc.'s statements under Item 4 of its Form 8-K, dated August 6, 2009, and we agree with such statements.

For the most recent fiscal period through to June 30, 2009, there have been no disagreements between Wolfe Creek Mining, Inc. and Moore & Associates, Chtd. On any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chtd. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,

/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates, Chartered
    Las Vegas, Nevada


            6490 West Desert Inn Road, Las Vegas, NV 89146
                  (702) 253-7499 Fax (702) 253-7501

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